Exhibit 107

CALCULATION OF REGISTRATION FEES PURSUANT TO RULE 457(U)

1. Name and address of issuer:	Teucrium Commodity Trust c/a Teucrium Trading, LLC Three Main Street Suite 215 Burlington, VT 05401
2. The name of securities:	Teucrium Wheat Fund[1]
3. Securities Act File Number:	333-263293
4. Last day of fiscal year for which this prospectus is filed: December 31, 2023

1 The Teucrium Wheat Fund securities are referred to herein of the “Securities.”

5. Calculation of registration fee:

(i) Aggregate sale price of Securities sold during the fiscal year pursuant to Rule 456(d):[2]		$96,589,613

(ii) Aggregate price of Securities redeemed or repurchased during the fiscal year:[2]	85,412,010

(iii) Aggregate price of Securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not previously used to reduce registration fees payable to the Commission:

	$120,806,103

(iv) Total available redemption credits [add Items 5(ii) and 5(iii)]:		$206,218,113

(v) Net sales — if Item 5(i) is greater than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]: Otherwise enter “0”.		$0

(vi) Redemption credits available for use in future years — if Item 5(i) is less than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]: Otherwise enter “0”.
	$(109,628,500)

(vii) Multiplier for determining registration fee		x0.0001476

(viii) Registration fee due [multiply Item 5(v), if positive, by Item 5(vii)]:. Otherwise, enter “0”.		$0.00

2 Aggregate purchase and redemption prices set forth herein reflect the period between January 1, 2023 and December 31, 2023 (the Trust's fiscal year end).

6. Credit for Previously Paid Registration Fees

(i)   Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Securities will be partially offset by the registration fee associated with unsold securities registered. There were no unsold securities registered at the time of the filing:

	$0

(ii) Previously paid registration fee credits available for use in future years — if Item 6(i) is greater than Item 5(viii) [subtract 5(viii) from 6(i)]:
	$0

7. Interest due pursuant to Rule 456(d)(5) - if this supplement is being filed more than 90 days after the end of the issuer’s fiscal year:		+$	0

8. Total of the amount of the registration fee due plus any interest due:		=$	0.00

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